EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-21393, 33-53565, 333-78631, 333-78633, 333-70758, 333-70772, 333-146673, 333-152552, 333-133073, 333-158285, 333-165567, 333-188342, 333-217723 and 333-225111 on Forms S-8 of our report dated February 28, 2020 (March 1, 2021 as to Note 2, 3 and 8), relating to the financial statements of The Brink’s Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia
February 24, 2022